Exhibit 99.2

Institutional Investors:

Peter Sands

W. P. Carey Inc.

212-492-1110

institutionalir@wpcarey.com

Press Contact:

Guy Lawrence

Ross & Lawrence

212-308-3333

gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Redemption of 2.000% Senior Notes due 2023

NEW YORK, February 22, 2021 – W. P. Carey Inc. (NYSE: WPC), today announced that it will redeem all of its outstanding 2.000% Senior Notes due 2023 (CUSIP No. 92936UAB5) (the “2023 Notes”), on March 24, 2021 (the “Redemption Date”), pursuant to its option under the indenture governing the notes, dated March 14, 2014, as supplemented by a supplemental indenture dated January 21, 2015 (the “Supplemental Indenture”).

The applicable redemption price will be calculated three business days prior to the Redemption Date (the “Redemption Price”) in accordance with Section 303(1) of the Supplemental Indenture as follows: the Redemption Price shall be equal to the greater of (1) 100% of the principal amount of the 2023 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2023 Notes to be redeemed (exclusive of unpaid interest accrued to, but not including, such Redemption Date), discounted to such Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association)) at the Comparable Government Bond Rate (as defined in the Supplemental Indenture) plus 0.30%, plus, in each case, unpaid interest, if any, accrued to, but not including, such Redemption Date. As of the date hereof, there was €500,000,000 aggregate principal amount of 2023 Notes outstanding.

Questions relating to the notice of redemption and related materials should be directed to Elavon Financial Services DAC, UK Branch (f/k/a Elavon Financial Services Limited, UK Branch), in its capacity as paying agent for the redemption of the 2023 Notes (the “Paying Agent”), at mbs.relationship.management@usbank.com. The address of the Paying Agent is 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

W. P. Carey Inc.

W. P. Carey Inc. is a diversified real estate investment trust and a leading owner of commercial real estate, net leased to companies located primarily in North America and Europe on a long-term basis.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc., and may be identified by the use of words such as “may,” “will,” “should,” “would,” “could,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the companies. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties, which include, among others, risks associated with the redemption of the 2023 Notes; the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K and in subsequent reports filed with the SEC; and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.